EXHIBIT 4.2

SPECIMEN COMMON STOCK CERTIFICATE

NUMBER	SHARES
C

K ROAD ACQUISITION CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP 482666 104

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF
$.0001 PER SHARE, OF THE COMMON STOCK OF

K ROAD ACQUISITION CORPORATION

transferable on the books of K ROAD ACQUISITION CORPORATION (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  The Company will be forced to liquidate if it is unable to complete a business combination by [         ], 2010 or [           ], 2010 in the event the Company’s, stockholders approve the extended period, as set forth in the Company’s Amended and Restated Certificate of Incorporation.  This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

K ROAD ACQUISITION CORPORATION

CORPORATE

STATE OF DELAWARE

SEAL

2008

AUTHORIZED OFFICER

(Signature)

CHIEF EXECUTIVE OFFICER

(Seal)

(Signature)

SECRETARY

COUNTERSIGNED AND REGISTERED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

TRANSFER AGENT AND REGISTRAR

BY:

(Reverse of Certificate)

K ROAD ACQUISITION CORPORATION

The Company will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian
(Cust)	(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                                                                        , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company is liquidated because it does not consummate an acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization exchangeable share transaction or other similar businesses combination with one or more operating businesses or assets (each a

“Business Combination”) or the holder(s) seek to convert his, her or its respective shares into cash in connection with a proposed extension of the Company’s existence to [            ], 2010 [THIRTY MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING] if he, she or it voted against such extended period and the extended period is approved and an amendment to the Company’s Amended and Restated Certificate of Incorporation effecting the extended period is filed with the Delaware Secretary of State, or a Business Combination if he, she or it voted against such Business Combination and the Business Combination is approved completed. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.